UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 11, 2010

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Multi-Year Outperformance Program

On January 11, 2010, the compensation committee (the “Committee”) of the board of directors of DCT Industrial Trust Inc. (the “Company”) adopted the DCT Industrial Trust Inc. Multi-Year Outperformance Program (the “Program”), a long-term incentive compensation program. The purpose of the Program is to promote the progress and success of the Company by encouraging the Company’s senior officers to create stockholder value in a “pay for performance” compensation structure.

The Program is intended to be an ongoing program under which the Committee will grant new awards each year. Each year’s awards will entitle participants to receive shares of common stock of the Company with a maximum value of $10 million based on the Company’s absolute and relative total return to stockholders during the three-year performance period beginning on December 31st of the prior year. Half of each year’s awards will be based on the Company’s absolute total return to stockholders during the performance period and the other half will be based on the Company’s relative total return to stockholders during the performance period compared to the performance of the MSCI US REIT Index during the same period in accordance with the following table (provided that the aggregate award values set forth below will be pro-rated between the percentages set forth below to reflect actual performance that falls between the specific percentages set forth below):

Absolute Total Return		Relative Total Return
Percentage Per Year, Compounded Annually	Aggregate Award Value	Percentage of MSCI US REIT Index	Aggregate Award Value
<8%	$0	<100%	$0
8%	$500,000	100%	$500,000
9%	$1,000,000	102.5%	$1,000,000
10%	$1,500,000	105%	$1,500,000
11%	$2,000,000	107.5%	$2,000,000
12%	$2,500,000	110%	$2,500,000
13%	$3,000,000	112.5%	$3,000,000
14%	$3,500,000	115%	$3,500,000
15%	$4,000,000	117.5%	$4,000,000
16%	$4,500,000	120%	$4,500,000
= or > 17%	$5,000,000	= or > 122.5%	$5,000,000

Each participant’s award will be designated as a specified percentage of the aggregate award value earned during the performance period, and participants may also be entitled to a share of any unallocated portion of the aggregate award value. At the end of the performance period, the Committee will calculate the aggregate award value earned, and each participant will be issued shares of the Company’s common stock as of the end of the performance period with a value equal to that participant’s share of the aggregate award value. Half of the shares of common stock issued will be fully vested upon issuance at the end of the performance period and the remaining half will vest on the first anniversary of that date based on continued employment. The Committee may also permit participants to elect to receive their awards in the form of LTIP units in the Company’s operating partnership or other equivalent forms of equity in lieu of shares of common stock.

In the event of a change in control (as determined for purposes of the Program) during a performance period, the performance period will be shortened to end on the date of the change in control and participants’ awards will be based on performance through that date. In such a case, the aggregate award value will be the larger of (i) a pro rated amount of the aggregate award value earned based on the portion of the performance period that actually elapsed or (ii) the aggregate award value that would have been earned if the Company’s annual percentage return to stockholders was calculated based on the aggregate total return actually achieved during such performance period, but assumed that such return had been generated over the full three-year performance period. Any shares of common stock earned upon a change in control will be fully vested upon issuance. In the event of a change in control after a performance period has ended, all unvested awards issued under the Program for such performance period will fully vest.

If a participant’s employment is terminated before the end of a performance period as a result of death or disability, or is terminated by us without cause or by the participant for good reason, in each case as determined under the Program, the participant’s award will be calculated in the same manner as if a change in control occurred on the date of termination and any shares of common stock that are earned will be fully vested upon such date of termination. If such a termination occurs after the end of a performance period, then all of the participant’s unvested awards for such performance period will fully vest. If a participant is terminated for any other reason, the participant will forfeit all unearned awards and unvested shares granted under the Program.

The Committee is not obligated to grant awards under the Program each year, and it may grant awards in any given year with terms that vary from those set forth above in any respect, including, among other things, the performance hurdles, the aggregate award values and the performance period. All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under the Program will be made by the Committee.

2010 Awards Under the Program

On January 11, 2010, the Committee granted awards under the Program for 2010. The terms of these 2010 awards are consistent with the general terms of the Program described above and the three-year performance period for the 2010 awards will run from December 31, 2009 through December 31, 2012. The Committee granted 2010 awards with the following participation percentages under the Program to the following named executive officers of the Company: Philip Hawkins (18%); Stuart Brown (12%); Daryl Mechem (12%); and Michael Ruen (12%). Other participants were awarded participation percentages totaling 32% in the aggregate. Each of the award recipients was also granted a pro rata share of the remaining 14% that was not initially allocated, provided that this share of the initially unallocated participation percentage will be automatically forfeited if and when the Committee specifically allocates these remaining participation percentages.

The foregoing summary is qualified in its entirety by reference to the copy of the DCT Industrial Trust Inc. Multi-Year Outperformance Program which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Termination of 2006 Outperformance Program

The Company’s previous outperformance program, the DCT Industrial Trust Inc. 2006 Outperformance Program (the “2006 Program”), which was adopted in December 2006, was terminated early in the fourth quarter of 2009. In conjunction with the termination of the 2006 Program, the Company will recognize a non-cash charge of approximately $1.4 million in the fourth quarter of 2009 related to the acceleration of amortization of stock compensation expense. No awards were earned under the 2006 Program. The three-year performance period for that program was scheduled to expire on December 15, 2009, with service required through December 2011 for full vesting of the awards.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	DCT Industrial Trust Inc. Multi-Year Outperformance Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ PHILIP L. HAWKINS
Name:	Philip L. Hawkins
Title:	Chief Executive Officer

Date: January 12, 2010

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